EXHIBIT 99.1

LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

- Third Quarter Revenue and EPS Improved Over Prior Year -

- Attendance and Ticket Sales Increase for the Third Quarter Year-Over-Year -

LOS ANGELES – November 5, 2012 – Live Nation Entertainment (NYSE: LYV) released financial results for the three and nine months ended September 30, 2012 today.

“The company has continued to execute on plan delivering increased revenue, net income and free cash flow in the third quarter of 2012,” stated Michael Rapino, President and Chief Executive Officer of Live Nation Entertainment. “For the quarter, global concert attendance is up 2 percent and ticket sales for Ticketmaster increased 3 percent. We expect to have continued growth in ticket sales in the fourth quarter, as compared to last year, for both Concerts and Ticketmaster. As a result, we currently anticipate growth across Concerts, Ticketing and Sponsorship & Advertising for the fourth quarter and full year.”

The company will webcast a teleconference today, November 5, 2012 at 5:00 p.m. Eastern Time. The live webcast will be accessible via the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to the start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be archived on the Live Nation website.

FINANCIAL HIGHLIGHTS – 3rd QUARTER and NINE MONTHS

(Unaudited; $ in millions)

	Q3 2012	Q3 2011	Growth	9 months 2012	9 months 2011	Growth
Revenue
Concerts	$1,429.9	$1,280.3	11.7%	$2,954.6	$2,811.8	5.1%
Ticketing	346.0	333.5	3.7%	1001.5	966.7	3.6%
Artist Nation	127.9	121.4	5.4%	298.6	293.9	1.6%
Sponsorship & Advertising	95.8	86.4	10.9%	193.2	182.5	5.9%
Other & Eliminations	(36.5)	(31.6)	(15.5%)	(66.1)	(56.6)	(16.8%)

	$1,963.1	$1,790.0	9.7%	$4,381.8	$4,198.3	4.4%

Adjusted Operating Income (Loss)
Concerts	$49.1	$83.7	(41.3%)	$60.4	$62.2	(2.9%)
Ticketing	82.1	54.3	51.2%	226.0	213.6	5.8%
Artist Nation	21.1	20.0	5.5%	33.0	35.0	(5.7%)
Sponsorship & Advertising	74.1	66.0	12.3%	137.8	128.6	7.2%
Other & Eliminations	(0.7)	(0.6)	(16.7%)	(1.1)	(0.4)	* *
Corporate	(23.3)	(19.8)	(17.7%)	(59.5)	(51.8)	(14.9%)

	$202.4	$203.6	(0.6%)	$396.6	$387.2	2.4%

Operating Income (Loss)
Concerts	$19.1	$48.4	(60.5%)	$(43.0)	$(24.3)	(77.0%)
Ticketing	36.6	13.7	* *	100.4	97.3	3.2%
Artist Nation (1)	7.5	8.8	(14.8%)	(4.7)	(29.4)	84.0%
Sponsorship & Advertising	73.6	65.8	11.9%	137.0	127.9	7.1%
Other & Eliminations	(0.2)	(0.6)	66.7%	—	(0.3)	* *
Corporate	(32.1)	(31.3)	(2.6%)	(85.0)	$(86.2)	1.4%

	$104.5	$104.8	(0.3%)	$104.7	$85.0	23.2%

**	percentages are not meaningful
(1)	Artist Nation’s operating loss for the nine months ended September 30, 2011 was driven by $24.4 million of stock-based compensation expense due to the acquisition of the remaining equity of Front Line Management Group, Inc. in February 2011.

For the three months ending September 30, 2012, revenue was $1,963.1 million, up 10% compared to prior year revenue of $1,790.0 million. On a constant currency basis, revenue for the quarter was up 13%, excluding a $50.5 million impact of changes in foreign exchange rates in the quarter. For the first nine months of 2012, revenue was $4,381.8 million, up 4% compared to prior year revenue of $4,198.3 million. On a constant currency basis, revenue for the first nine months was up 7%, excluding a $101.6 million impact of changes in foreign exchange rates in the period.

As of September 30, 2012, total cash and cash equivalents were $783.7 million, which includes $394.3 million in ticketing client cash and $300.0 million in free cash. Event-related deferred revenue was $272.8 million as of September 30, 2012, compared to $212.6 million as of the same date in 2011. Free cash flow was $151.6 million for the third quarter of 2012 as compared to $152.2 million in the third quarter of last year, and $274.3 million for the nine months of 2012 versus $223.5 million for the same period in 2011.

About Live Nation Entertainment:

Live Nation Entertainment is the world’s leading live entertainment and ecommerce company, comprised of four market leaders: Ticketmaster.com, Live Nation Concerts, Front Line Management Group and Live Nation Network. Ticketmaster.com is the global event ticketing leader and one of the world’s top five ecommerce sites, with almost 27 million monthly unique visitors. Live Nation Concerts produces over 22,000 shows annually for more than 2,300 artists globally. Front Line is the world’s top artist management company, representing over 250 artists. These businesses power Live Nation Network, the leading provider of entertainment marketing solutions, enabling nearly 800 advertisers to tap into the 200 million consumers Live Nation delivers annually through its live event and digital platforms. For additional information, visit www.livenation.com/investors.

Follow us @twitter.com/LiveNationInc

Investor Contact:

Maili Bergman

(310) 867-7000

IR@livenation.com

Media Contact:

Jacqueline Peterson

(310) 360-3051

jacquelinepeterson@livenation.com

LIVE NATION ENTERTAINMENT, INC.

KEY OPERATING METRICS

	3 Months Ended Sept 30		9 Months Ended Sept 30
	2012	2011	2012	2011

Concerts (1)
Estimated Events:
North America	3,955	4,105	11,152	11,332
International	1,227	1,136	4,536	4,248

Total estimated events	5,182	5,241	15,688	15,580

Estimated Attendance (rounded):
North America	11,542,000	12,253,000	25,150,000	25,097,000
International	4,271,000	3,304,000	11,677,000	10,449,000

Total estimated attendance	15,813,000	15,557,000	36,827,000	35,546,000

Ancillary net revenue per attendee (2):
North America amphitheaters			$18.55	$18.03
International festivals (5)			$15.71	$16.80
Ticketing (3)
Number of tickets sold (in thousands):
Concerts	19,421	18,302	54,832	53,090
Sports	6,709	6,427	23,249	20,765
Arts and theater	4,493	5,374	13,683	14,938
Family	3,676	3,008	11,277	9,771
Other (4)	1,771	1,784	5,221	4,388

	36,070	34,895	108,262	102,952

Gross value of tickets sold (in thousands)	$2,092,102	$2,004,099	$6,503,452	$6,154,589

Sponsorship & Advertising
Sponsorship revenue (in thousands)	$81,511	$72,679	$155,479	$147,102
Online advertising revenue (in thousands)	$14,294	$13,709	$37,732	$35,351

(1)	Events generally represent a single performance by an artist. Attendance generally represents the number of fans who were present at an event. Festivals are counted as one event in the quarter in which the festival begins but attendance is split over the days of the festival and can be split between quarters. Events and attendance metrics are estimated each quarter.
(2)	Amounts are reported as of the latest period shown.
(3)	The number and gross value of tickets sold includes primary tickets only and excludes tickets sold for the 2012 Olympics. These metrics include tickets sold during the period regardless of event timing except for our promoted concerts in our owned and/or operated buildings and in certain European territories where these tickets are recognized as the concerts occur.
(4)	Other category includes tickets for comedy shows, facility tours, donations, lectures, seminars and cinema.
(5)	On a constant currency basis, international festivals ancillary net revenue per attendee is $17.26 for the 9 months ended September 30, 2012, an increase of 3% over the same period in 2011.

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands except share and per share data)

Revenue	$1,963,146	$1,790,025	$4,381,820	$4,198,316
Operating expenses:
Direct operating expenses	1,457,423	1,286,304	3,103,006	2,971,579
Selling, general and administrative expenses	283,846	282,462	832,924	822,226
Depreciation and amortization	84,684	83,341	258,656	237,749
Loss (gain) on sale of operating assets	(60)	231	(255)	866
Corporate expenses	30,842	27,385	81,474	73,011
Acquisition transaction expenses	1,896	5,493	1,335	7,864

Operating income	104,515	104,809	104,680	85,021

Interest expense	35,535	30,388	94,733	90,462
Interest income	(994)	(1,023)	(2,825)	(2,848)
Equity in earnings of nonconsolidated affiliates	(3,117)	(2,777)	(8,799)	(5,549)
Other (income) expense, net	(7,035)	6,461	(3,393)	7,207

Income (loss) before income taxes	80,126	71,760	24,964	(4,251)
Income tax expense (benefit)	11,950	8,739	21,456	(29,544)

Net income	68,176	63,021	3,508	25,293
Net income attributable to noncontrolling interests	10,228	11,309	7,018	8,784

Net income (loss) attributable to common stockholders of Live Nation Entertainment, Inc.	$57,948	$51,712	$(3,510)	$16,509

Basic net income (loss) per common share attributable to common stockholders of Live Nation Entertainment, Inc.	$0.31	$0.28	$(0.02)	$0.09

Diluted net income (loss) per common share attributable to common stockholders of Live Nation Entertainment, Inc.	$0.31	$0.27	$(0.02)	$0.09

Weighted average common shares outstanding:
Basic	187,153,788	186,127,846	186,857,527	181,115,853
Diluted	189,754,343	188,531,130	186,857,527	183,306,799

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2012	December 31, 2011
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$783,671	$844,253
Accounts receivable, less allowance of $13,947 and $16,986, respectively	583,322	389,346
Prepaid expenses	444,451	316,491
Other current assets	30,924	26,700

Total current assets	1,842,368	1,576,790
Property, plant and equipment
Land, buildings and improvements	848,340	851,812
Computer equipment and capitalized software	319,497	261,475
Furniture and other equipment	194,544	172,250
Construction in progress	52,244	60,652

	1,414,625	1,346,189
Less accumulated depreciation	696,720	626,053

	717,905	720,136

Intangible assets
Definite-lived intangible assets, net	834,690	873,712
Indefinite-lived intangible assets	377,286	377,160
Goodwill	1,338,599	1,257,644
Investments in nonconsolidated affiliates	57,725	55,796
Other long-term assets	263,675	216,106

Total assets	$5,432,248	$5,077,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, client accounts	$549,301	$473,956
Accounts payable	127,356	87,627
Accrued expenses	658,061	579,566
Deferred revenue	326,730	273,536
Current portion of long-term debt	60,070	52,632
Other current liabilities	16,462	25,236

Total current liabilities	1,737,980	1,492,553

Long-term debt, net	1,685,968	1,652,629
Long-term deferred income taxes	190,681	186,298
Other long-term liabilities	106,262	120,693
Commitments and contingent liabilities

Redeemable noncontrolling interests	48,136	8,277

Stockholders’ equity
Common stock	1,873	1,868
Additional paid-in capital	2,265,020	2,243,587
Accumulated deficit	(748,701)	(745,191)
Cost of shares held in treasury	(214)	(2,787)
Accumulated other comprehensive loss	(16,436)	(36,374)

Total Live Nation Entertainment, Inc. stockholders’ equity	1,501,542	1,461,103
Noncontrolling interests	161,679	155,791

Total stockholders’ equity	1,663,221	1,616,894

Total liabilities and stockholders’ equity	$5,432,248	$5,077,344

LIVE NATION ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2012	2011
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,508	$25,293
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	90,789	94,184
Amortization	167,867	143,565
Deferred income tax benefit	(11,183)	(40,679)
Amortization of debt issuance costs and discount/premium, net	11,415	9,707
Non-cash gain on extinguishment of debt	(460)	—
Non-cash compensation expense	27,595	40,556
Changes in fair value of contingent consideration	(2,449)	(8,828)
Loss (gain) on sale of operating assets	(255)	866
Equity in earnings of nonconsolidated affiliates	(8,799)	(5,549)
Other, net	2,085	4,091
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(186,313)	(164,392)
Decrease (increase) in prepaid expenses	(159,473)	25,704
Increase in other assets	(37,712)	(56,645)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	138,270	(27,682)
Increase (decrease) in deferred revenue	54,154	(67,732)

Net cash provided by (used in) operating activities	89,039	(27,541)

CASH FLOWS FROM INVESTING ACTIVITIES
Distributions from nonconsolidated affiliates	6,744	8,804
Investments made in nonconsolidated affiliates	(3,212)	(6,437)
Purchases of property, plant and equipment	(92,372)	(69,573)
Proceeds from disposal of operating assets, net of cash divested	7,788	7,361
Cash paid for acquisitions, net of cash acquired	(71,256)	(25,499)
Purchases of intangible assets	(14,553)	(118)
Other, net	(943)	(1,933)

Net cash used in investing activities	(167,804)	(87,395)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of issuance costs	481,286	(596)
Payments on long-term debt	(457,487)	(22,699)
Contributions from noncontrolling interests	130	—
Distributions to noncontrolling interests, net	(9,202)	(14,249)
Purchases and sales of noncontrolling interests, net	(259)	(47, 559)
Proceeds from exercise of stock options	926	3,210
Proceeds from sale of common stock	—	76,492
Payments for deferred and contingent consideration	(10,585)	(13,807)

Net cash provided by (used in) financing activities	4,809	(19,208)
Effect of exchange rate changes on cash and cash equivalents	13,374	23,959

Net decrease in cash and cash equivalents	(60,582)	(110,185)
Cash and cash equivalents at beginning of period	844,253	892,758

Cash and cash equivalents at end of period	$783,671	$782,573

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding expected growth in ticket sales for Concerts and Ticketmaster in the fourth quarter of 2012 as compared to the same period in 2011 and expected growth across Concerts, Ticketing and Sponsorship & Advertising for the fourth quarter and full year 2012. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of the economic slowdown and operational challenges associated with selling tickets and staging events.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration arrangements, merger bonuses, payments under the Azoff Trust note and acquisition-related severance), depreciation and amortization (including goodwill impairments), loss (gain) on sale of operating assets and non-cash and certain stock-based compensation expense (including expense associated with grants of certain stock-based awards which are classified as liabilities). The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net cash interest expense, less cash taxes, less net distributions to noncontrolling interest partners, plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with GAAP. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and for cash collected on behalf of others for ticket sales, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance venue and other revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Constant currency is a non-GAAP financial measure. For the purpose of determining our constant currency results, we calculate the effect of changes in currency exchange rates as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Adjusted operating income (loss)	Non-cash and stock-based compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Acquisition expenses	Operating income (loss)
	Three months ended September 30, 2012

Concerts	$49.1	$1.5	$—	$27.5	$1.0	$19.1
Ticketing	82.1	1.7	—	43.3	0.5	36.6
Artist Nation	21.1	0.4	—	13.2	—	7.5
Sponsorship & Advertising	74.1	0.2	—	0.3	—	73.6
Other & Eliminations	(0.7)	—	(0.1)	(0.4)	—	(0.2)
Corporate	(23.3)	5.9	—	0.8	2.1	(32.1)

Total Live Nation	$202.4	$9.7	$(0.1)	$84.7	$3.6	$104.5

	Three months ended September 30, 2011

Concerts	$83.7	$1.4	$—	$33.1	$0.8	$48.4
Ticketing	54.3	1.4	—	39.0	0.2	13.7
Artist Nation	20.0	0.2	—	10.7	0.3	8.8
Sponsorship & Advertising	66.0	0.2	—	—	—	65.8
Other & Eliminations	(0.6)	—	0.2	(0.2)	—	(0.6)
Corporate	(19.8)	5.1	—	0.7	5.7	(31.3)

Total Live Nation	$203.6	$8.3	$0.2	$83.3	$7.0	$104.8

	Nine months ended September 30, 2012

Concerts	$60.4	$4.2	$(0.5)	$100.1	$(0.4)	$(43.0)
Ticketing	226.0	4.7	(0.2)	121.3	(0.2)	100.4
Artist Nation	33.0	1.0	—	36.3	0.4	(4.7)
Sponsorship & Advertising	137.8	0.5	—	0.3	—	137.0
Other & Eliminations	(1.1)	—	0.4	(1.5)	—	—
Corporate	(59.5)	17.2	—	2.2	6.1	(85.0)

Total Live Nation	$396.6	$27.6	$(0.3)	$258.7	$5.9	$104.7

	Nine months ended September 30, 2011

Concerts	$62.2	$4.3	$(0.7)	$87.9	$(5.0)	$(24.3)
Ticketing	213.6	4.0	(0.1)	111.4	1.0	97.3
Artist Nation	35.0	27.8	1.3	37.2	(1.9)	(29.4)
Sponsorship & Advertising	128.6	0.5	—	0.2	—	127.9
Other & Eliminations	(0.4)	—	0.4	(0.5)	—	(0.3)
Corporate	(51.8)	14.6	—	1.5	18.3	(86.2)

Total Live Nation	$387.2	$51.2	$0.9	$237.7	$12.4	$85.0

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow

($ in millions)	Q3 2012	Q3 2011
Adjusted operating income	$202.4	$203.6
Less: Cash interest expense — net	(36.1)	(26.1)
Cash taxes	(3.9)	(11.1)
Maintenance capital expenditures	(15.5)	(12.7)
Distributions to noncontrolling interests	(1.0)	(2.3)
Distributions from (contributions to) investments in nonconsolidated affiliates	5.7	0.8

Free cash flow	$151.6	$152.2
Revenue generating capital expenditures	(13.9)	(11.8)

Net	$137.7	$140.4

($ in millions)	9 months 2012	9 months 2011
Adjusted operating income	$396.6	$387.2
Less: Cash interest expense — net	(85.0)	(77.9)
Cash taxes	10.6	(34.3)
Maintenance capital expenditures	(42.2)	(41.6)
Distributions to noncontrolling interests	(9.2)	(12.3)
Distributions from (contributions to) investments in nonconsolidated affiliates	3.5	2.4

Free cash flow	$274.3	$223.5
Revenue generating capital expenditures	(46.0)	(27.6)

Net	$228.3	$195.9

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	September 30, 2012
Cash and cash equivalents	$783.7
Client cash	(394.3)
Deferred revenue — event related	(272.8)
Accrued artist fees	(23.9)
Collections on behalf of others	(52.6)
Prepaids related to artist settlements/events	259.9

Free cash	$300.0

Detail of Revenue as Reported and at Constant Currency

	Reported Q3 2012	Constant Currency Q3 2012	Reported Q3 2011	Reported Growth	Constant Currency Growth
		($ in millions)
Revenue
Concerts	$1,429.9	$1,471.7	$1,280.3	11.7%	14.9%
Ticketing	346.0	351.6	333.5	3.7%	5.4%
Artist Nation	127.9	128.2	121.4	5.4%	5.6%
Sponsorship & Advertising	95.8	98.6	86.4	10.9%	14.1%
Other & Eliminations	(36.5)	(36.5)	(31.6)	(15.5%)	(15.5%)

	$1,963.1	$2,013.6	$1,790.0	9.7%	12.5%

	Reported 9 Months 2012	Constant Currency 9 Months 2012	Reported 9 Months 2011	Reported Growth	Constant Currency Growth
		($ in millions)
Revenue
Concerts	$2,954.6	$3,035.5	$2,811.8	5.1%	8.0%
Ticketing	1,001.5	1,016.7	966.7	3.6%	5.2%
Artist Nation	298.6	299.2	293.9	1.6%	1.8%
Sponsorship & Advertising	193.2	198.1	182.5	5.9%	8.5%
Other & Eliminations	(66.1)	(66.1)	(56.6)	(16.8%)	(16.8%)

	$4,381.8	$4,483.4	$4,198.3	4.4%	6.8%